SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

International Wire Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-51043 (Commission File Number)	43-1705942 (I.R.S. Employer Identification No.)

12 Masonic Ave., Camden, NY (Address of Principal Executive Offices)	13316 (Zip Code)

Registrant’s telephone number, including area code: (315) 245-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.   Other Events.

On October 30, 2009, International Wire Group, Inc. (the “Company”) announced that the Company will file a Certificate and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “SEC”) on or about November 6, 2009 to suspend immediately its obligation to file current and periodic reports under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The Company currently has fewer than 300 shareholders of record of its common stock and otherwise will qualify to terminate the registration of its common stock under Section 12(g) of the Exchange Act.  Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including, but not limited to, Forms 10-K, 10-Q and 8-K, will immediately be suspended.  The Company expects the formal deregistration to become effective ninety (90) days after filing the Form 15.

Following deregistration, the Company anticipates that its common stock will continue to be eligible for quotation on the Pink OTC Markets under the symbol ITWG.PK. The Company can give no assurance, however, that trading in its stock will continue on the Pink OTC Markets or that any other market for the Company’s common stock will exist.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated October 30, 2009, issued by International Wire Group, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL WIRE GROUP, INC.

Date: October 30, 2009	By:	/s/ Glenn J. Holler
Name:	Glenn J. Holler
Title:	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated October 30, 2009, issued by International Wire Group, Inc.